UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2026

The Elmet Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-43245	33-1881598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Fore Street, Suite 301

Portland, Maine 04101

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (207) 518-6791

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Department of War Transaction

On September 11, 2026, The Elmet Group Co., a Delaware corporation (the “Company,” “we,” “us” or “our”) entered into a definitive investment agreement (the “Investment Agreement”) with the United States Department of War (“Department of War” or “DoW”) providing for an equity investment in the Company and related investor rights. The Company expects to receive an approximate package of investments and commitments from DoW of $450 million to expand and modernize the Company’s tungsten mining, processing, and manufacturing capabilities, including the planned upgrade and restart of the Springer ammonium paratungstate (“APT”) plant and associated tungsten mine in Nevada, as well as to increase midstream processing capacity and expand and upgrade general infrastructure across the Company’s Coldwater, Lewiston and Euclid facilities.

Critical materials, such as tungsten, are some of the most strategically important components in advanced technology systems spanning commercial, industrial, and defense applications. However, global production of tungsten is highly concentrated in China. The Company intends to use this investment to build on its operational foundation to catalyze domestic production, strengthen U.S. supply chain resiliency, and secure critical supply chains for high-growth industries.

On September 11, 2026, the Company entered into the Investment Agreement (the transactions contemplated thereby, the “DoW Transactions”) with the Department of War. The Investment Agreement contemplates the concurrent execution of a number of additional agreements, and the Investment Agreement and the additional agreements entered into are each described herein (the “DoW Transaction Documents”). The DoW Transactions closed on September 14, 2026 (the “Initial Closing Date”).

The DoW Transaction Documents are contractual arrangements between the Company and the DoW. References in this filing to the DoW Transactions, the Department of War or other U.S. government entities are not intended to, and should not be construed to, imply that the DoW or any other U.S. Government entity endorses, recommends, sponsors, approves, certifies, guarantees, manages, or controls the Company, its affiliates, its securities, its products, its facilities, or any project described therein. Except for the express rights and obligations set forth in the applicable agreements, the DoW Transactions do not create a partnership, joint venture, agency, fiduciary, or similar relationship between the Company and the DoW, and do not obligate any U.S. Government entity to provide additional funding, assistance, permits, approvals, purchases, or other support.

Investment Agreement

Pursuant to the Investment Agreement, the Company has agreed to sell and issue, and the Department of War has agreed to purchase and acquire, up to an aggregate of $450 million of shares of Class A Preferred Stock (as defined below) in a private placement, which will consist of (i) an initial issuance of 200,000 shares of Class A Preferred Stock and Warrants (as defined below) to purchase up to 7,567,341 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), for a purchase price of $200 million and (ii) additional issuances (each, a “Tranche”) of up to 50,000 shares of Class A Preferred Stock per Tranche at a purchase price of $1,000 per share of Class A Preferred Stock, respectively, for an additional aggregate of up to 250,000 shares of Class A Preferred Stock, at an aggregate purchase price of up to $250 million across all Tranches (the “Total Subsequent Funding Commitment Amount”). Beginning six months following the Initial Closing Date, each Tranche will be available for purchase by the DoW during a six-month commitment period, with successive Tranches becoming available at six-month intervals (each, a “Commitment Period”). The issuance of each Tranche shall be subject to (i) the delivery by the Company of at least thirty (30) days’ prior written notice to the DoW prior to the applicable funding date (a “Subsequent Issuance Notice”), (ii) a minimum funding amount of $25,000,000 per Subsequent Issuance Notice, (iii) specification of the number of shares of Class A Preferred Stock to be issued and the intended use of the proceeds of such funding, and (iv) the satisfaction or waiver by the DoW in its sole discretion of certain closing conditions set forth in the Investment Agreement, including certain use-of-proceeds-specific conditions, and other customary closing conditions. If the Company does not exercise its right to draw the full amount of the Total Subsequent Funding Commitment Amount during the aggregate Commitment Period, any portion of the Total Subsequent Funding Commitment Amount not drawn shall be forfeited.

The Investment Agreement contains certain representations, warranties and covenants of each of the Company and the DoW, including covenants by the Company related to use of proceeds in connection with funding of specified projects agreed upon by the Company and the DoW (the “Projects”).

The foregoing description of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Investment Agreement has been included as an exhibit to this Current Report on Form 8-K to provide information regarding its terms. It is not intended to provide any other factual information about the Company, the DoW or any other party. The Investment Agreement contains representations and warranties that the parties thereto made to each other as of a specific date. The assertions embodied in the representations and warranties in the Investment Agreement were made solely for purposes of the Investment Agreement and the transactions and agreements contemplated thereby among the respective parties thereto and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof and are not intended to, and do not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties to the Investment Agreement rather than establishing matters as facts.

Description of Securities and Certain Related Rights

Class A Redeemable Preferred Stock

On September 14, 2026 (the “Effective Date”), pursuant to the terms of the Investment Agreement, the Company issued and sold to the Department of War 200,000 shares of the Company’s Class A Redeemable Preferred Stock, par value $0.001 per share (the “Class A Preferred Stock”), and filed the related Certificate of Designations (the “Class A Certificate of Designations”) with the Secretary of State of the State of Delaware to establish and fix the terms thereof. The Class A Preferred Stock has an initial stated value of $1,000 per share. Shares of Class A Preferred Stock accrue cumulative dividends at a rate of 5.5% per year (the “Dividend Rate”), compounding quarterly and payable solely in-kind through an increase to the stated value of each share of Class A Preferred Stock (each such dividend, a “PIK Dividend”). The terms of the Class A Preferred Stock do not restrict the payment of cash dividends by the Company; provided, however, that the Company is prohibited from paying cash dividends pursuant to the Investor Rights Agreement (as defined below). Additionally, the holders of Class A Preferred Stock shall be entitled to receive accruing PIK Dividends in preference to any dividend on the Common Stock or any other Junior Securities (as defined in the Class A Certificate of Designations) at the Dividend Rate on the then-current stated value of each outstanding share of Class A Preferred Stock.

In the event of (i) a bankruptcy, liquidation, winding up or dissolution of the Company (ii) the sale, license, lease or transfer of substantially all of the Company’s assets, (iii) a consolidation or merger or (iv) a Change of Control (as defined in the Class A Certificate of Designations) (each of clauses (i) through (iv), a “Liquidation Event”), holders of the Class A Preferred Stock will be entitled to be paid out of the Company’s assets legally available therefor and to the extent permitted by Delaware law, a cash amount per share of Class A Preferred Stock equal to the then-current stated value, plus any accrued and uncompounded dividends, to, but not including, the date of such Liquidation Event, subject to the rights of any senior securities of the Company (such amount, the “Liquidation Preference”). The Class A Preferred Stock shall rank senior to all classes of the Company’s common stock with respect to the distribution of assets upon such Liquidation Event.

Upon exercise of the Penny Warrant (as defined and discussed below), the economic value of the Penny Warrant will be determined based on the 30-trading-day volume-weighted average price of the Common Stock, and a portion of such value will be applied to reduce the Liquidation Preference of the Class A Preferred Stock based on the applicable level of appreciation in the Common Stock price from the Initial Closing Date (the “Shared Upside Penny Warrant Recognition Mechanism”). As the economic value attributable to the Penny Warrant increases, the corresponding reduction in the Liquidation Preference upon exercise thereof likewise increases. The applicable reduction percentage of the Liquidation Preference ranges from 0% to 65%, as set forth in the Penny Warrant.

Any reduction of the Liquidation Preference pursuant to this mechanism shall be allocated pro rata among the then-outstanding shares of Class A Preferred Stock and shall be applied only to the extent of the then-outstanding Liquidation Preference.

Upon a Liquidation Event, upon the occurrence and during the continuance of an Event of Default (as defined in the Class A Certificate of Designations), or at any time after the ten (10) year anniversary of the Initial Closing Date, each holder of Class A Preferred Stock may elect, in its sole discretion, to require the Company to redeem all, or a portion of, its outstanding shares of Class A Preferred Stock (a “Redemption”) at a price per share equal to the then applicable Liquidation Preference as of the applicable redemption date, giving effect to any reduction pursuant to the Shared Upside Penny Warrant Recognition Mechanism (as described above and as set forth in the Class A Certificate of Designations) (the “Redemption Price”). Additionally, the Company shall have the right to redeem the Class A Preferred Stock at any time and from time to time, in part or in whole, on a pro rata basis at a price per share equal to the then applicable Redemption Price.

The Class A Preferred Stock shall be entitled to vote together with the holders of Common Stock as a single class on all matters submitted to a vote of the holders of Common Stock. The aggregate number of votes to which the Class A Preferred Stock shall be entitled as a class shall, as of the Initial Closing Date, equal 19.9% of the total voting power of all voting securities of the Company outstanding as of the Initial Closing Date (determined immediately after giving effect to the issuance of the Class A Preferred Stock and the Warrants (as defined below) as if such Warrants had been exercised in full for shares of Common Stock at the Initial Closing Date) (the “Voting Cap”). The aggregate voting power of the Class A Preferred Stock shall be adjusted (and reduced) proportionally, from time to time, to the extent any Warrants are exercised for shares of Common Stock, so that the aggregate voting power represented by the Class A Preferred Stock, together with the shares of Common Stock issued upon exercise of the Warrants, does not exceed the Voting Cap. Upon any redemption of the Class A Preferred Stock by the Company, the Company shall take all actions within its control necessary to grant the holders of Class A Preferred Stock equivalent voting rights to preserve the aggregate voting position of such holders immediately prior to such redemption, taking into account any Warrants (as defined below) then held by such holders.

For so long as the Department of War, or any permitted DoW transferee (collectively, the “DoW Investors”), beneficially own any shares of Class A Preferred Stock, the holders of outstanding shares of Class A Preferred Stock, voting separately as a single class, shall have the exclusive right to (i) appoint and elect one individual (the “Independent Director”) to the Company’s board of directors (the “Board of Directors”) and (ii) separately designate one additional representative (the “DoW Board Observer”) to attend all meetings of the Board of Directors (and any committees thereof) in a non-voting observer capacity, subject to certain requirements and exceptions. For so long as the DoW Investors have a right to designate the Independent Director, the Board of Directors (or any committee thereof) shall appoint the Independent Director for membership on the Audit Committee and Compensation Committee of the Company in accordance with Nasdaq Stock Market (“Nasdaq”) rules and U.S. Securities and Exchange Commission (the “SEC”) rules and regulations. If the Independent Director is not permitted by Nasdaq rules and SEC rules and regulations to be a member of the Audit Committee or the Compensation Committee, the Independent Director shall attend all meetings of the Audit Committee or the Compensation Committee, as applicable, in a strictly non-voting observer capacity. The removal of the Independent Director or the DoW Board Observer shall be only upon the written request of the DoW.

Penny Warrant and Strike Price Warrant

On the Initial Closing Date, as required under the Investment Agreement, the Company issued a warrant (the “Penny Warrant”) to the Department of War. The Penny Warrant is exercisable by the initial holder thereof at any time and from time to time after the date that is twelve (12) months after the Initial Closing Date for a period of ten (10) years from the Initial Closing Date for up to 5,675,506 shares of Common Stock, at an initial exercise price of $0.001 per share. The number of shares to be issued under the terms of the Penny Warrant is subject to adjustment in connection with certain transactions, including payments of stock dividends on the Common Stock, and stock splits and combinations of the Common Stock (each, an “Adjustment”). Any exercise of the Penny Warrant (including any mandatory exercise) will reduce the Liquidation Preference of the Class A Preferred Stock as provided in the Class A Certificate of Designations and set forth above.

On the Initial Closing Date, the Company also issued an additional warrant (the “Strike Price Warrant” and together with the Penny Warrant, the “Warrants”) to the Department of War. The Strike Price Warrant is exercisable by the initial holder thereof at any time and from time to time after the date that is twelve (12) months after the Initial Closing Date for a period of ten (10) years from the Initial Closing Date for up to 1,891,835 shares of Common Stock, at an initial exercise price of $15.92 per share, representing the last-reported sale price of the Common Stock on the last trading day prior to execution of the Investment Agreement and consistent with the Nasdaq “Minimum Price” requirement. The exercise price of the Strike Price Warrant and the number of shares issuable under the Penny Warrants is subject to adjustment in connection with an Adjustment.

The Warrants are subject to mandatory exercise, on a cashless basis, upon expiration, a Liquidation Event, a Change of Control (as defined in the Class A Certificate of Designations), or, at the Company’s election, any time following September 14, 2029, if the Common Stock’s volume weighted average price (“VWAP”) exceeds 400% of the exercise price of the Strike Price Warrant for 20 consecutive trading days. The Company must provide 20 calendar days’ prior notice, allowing the holder to exercise for cash.

Any portion of the Warrants that remains unexercised upon their expiration shall be automatically exercised by means of a “cashless” exercise as set forth in the Warrants.

No fractional shares of Common Stock are to be issued upon the exercise of the Warrants. In lieu of a fractional share of Common Stock, the Company will, upon exercise, pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the last reported sale price of the Common Stock.

Subject to applicable laws, the Warrants may not be offered for sale, sold, transferred, assigned, pledged or disposed of without the Company’s consent (not to be unreasonably withheld, conditioned or delayed), subject to certain exceptions.

Except as provided in the Warrants, the holder of a Warrant, solely in its capacity as holder of a Warrant, does not have the rights of a holder of Common Stock, including any voting rights, prior to the issuance to the holder of the Common Stock which it is then entitled to receive upon the due exercise of a Warrant.

Registration Rights Agreement

On the Initial Closing Date, as required under the Investment Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Department of War. The Registration Rights Agreement provides that the Company will, among other things, prepare and file with the SEC a resale registration statement (a “Shelf Registration Statement”) on Form S-3, or if not available to the Company, on another appropriate form, including Form S-1, or an amendment or supplement to an existing registration statement on Form S-3, for the shares of Common Stock into which the Warrants are exercisable. The deadline for the Company to file the Shelf Registration Statement with the SEC is 60 days after the Initial Closing Date.

Pursuant to the Registration Rights Agreement, the Department of War will have certain “demand” and “piggyback” registration rights and indemnification rights customary for transactions of this type, and the Company will under certain circumstances have the right to defer the registration and/or suspend the use of a registration statement or prospectus.

Investor Rights Agreement

On the Initial Closing Date, as required by the Investment Agreement, the Company also entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Department of War.

The Investor Rights Agreement provides, among other things, that the Company shall provide the DoW Investors, so long as the DoW Investors continue to own any Class A Preferred Stock and/or at least 25% of the Warrants (or the Common Stock issued upon exercise of the Warrants) (the “Minimum Ownership Condition”), the right to purchase all or any portion of new equity securities of the Company or any of the Company’s subsidiaries, prior to the issuance and sale of such securities, under the same terms and conditions such securities would be offered to other purchasers, subject to certain exceptions and limitations. The Company must provide the DoW Investors with written notice at least sixty (60) days prior to the proposed issuance. In addition, without limiting the DoW’s right of first offer set forth above, for so long as the DoW Investors continue to satisfy the Minimum Ownership Condition, if the Company issues, sells, or authorizes the issuance or sale of any new equity securities of the Company or any of the Company’s subsidiaries, the Company shall offer the DoW within sixty (60) days prior to such issuance, the right to purchase up to their Percentage Interest (as defined in the Investors Rights Agreement) of such new securities, to enable the DoW Investors to maintain their then current holdings percentage determined on a fully diluted as-converted basis following such issuance. If the DoW Investors exercise such right of first offer or preemptive rights, as applicable, and their participation would result in their aggregate voting power of the Company to exceed 19.9%, the Company shall, within sixty (60) calendar days of such date, use commercially reasonable efforts to obtain stockholder approval, if required, to issue the securities in excess of 19.9% in accordance with the requirements of Nasdaq.

Pursuant to the Investor Rights Agreement, prior to the Company offering any product(s) produced or derived by, associated with, attributable to or otherwise regarding the Company from certain projects agreed upon between the Company and the DoW (the “Project Products”) to any other party, the DoW Investors shall have the exclusive right to negotiate for the purchase, acquisition or exclusive offtake of such products (a “Product Contract”) at arm’s length and pricing terms consistent with then-prevailing market conditions, subject to certain exceptions. If the DoW Investors elect not to exercise its rights to Project Products the Company will satisfy rated orders in accordance with 15 C.F.R Part 700 and will allocate and sell all remaining Project Products in accordance with the following order of priority, each as defined in the Investor Rights Agreement: (i) first, to the United States Defense Primes; (ii) second, the suppliers of the Defense Industrial Base; (iii) third, to U.S. Businesses; (iv) fourth, to U.S. Allies; and (v) fifth, to any other Person that is not a Restricted Entity. The Company may sell Project Products to a lower priority tier in the event that (a) no higher-priority requester has submitted a purchase request within 30 days of capacity availability or (b) a higher-priority requester has submitted an offer, and a lower-priority requester subsequently offers superior commercial terms. None of the foregoing restrictions will preclude the Company from sales to any non-Restricted Entity so long as the Company has sufficient capacity to satisfy its obligations under any Product Contract.

For so long as the DoW Investors continue to satisfy the Minimum Ownership Condition, without the prior written consent of the DoW, the Company and its subsidiaries shall not, among other actions: (i) voluntarily liquidate, dissolve or wind-up the Company or any of its subsidiaries; (ii) authorize, create or issue any additional equity securities, or any securities convertible into or exercisable for any equity securities, of the Company having rights, preferences or privileges senior to, or in parity with the Class A Preferred Stock; (iii) change the authorized number of directors of the Board of Directors (or the number of votes provided to each director); (iv) enter into any transactions with an affiliate of the Company pursuant to which the Company shall make any payment, sell, lease, transfer, or dispose of any of this properties or assets to, or purchase any property or assets from, or enter or amend any transaction or arrangement with, or for the benefit of, such affiliate of the Company involving aggregate value in excess of $120,000; (v) dispose of, license, transfer, abandon, or fail to maintain, prosecute or defend any material technology or intellectual property, subject to customary exceptions for ordinary-course customer licenses, strategic transactions approved by the Board of Directors, and non-material intellectual property or technology; (vi) declare, pay, or make any (a) dividends or distributions on any Common Stock or other equity securities (other than the Class A Preferred Stock), and (b) repurchases, redemptions, or other acquisitions of Common Stock or other equity securities; (vii) change the authorized number of shares of Class A Preferred Stock; (viii) create, incur, assume, or suffer to exist any Indebtedness (as defined in the Investor Rights Agreement), other than Permitted Indebtedness (as defined in the Investor Rights Agreement) subject to certain net leverage ratio criteria; (iv) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is a wholly-owned subsidiary of the Company following such transaction; (x) make any loan or advance to any person, including, any employee or director except advances and similar expenditures in the ordinary course of business or under the terms of the Company’s equity incentive plan or successor plan; (xi) affect any Change of Control (as defined in the Investor Rights Agreement); or (xii) make any Restricted Payments (as defined in the Investor Rights Agreement), each subject to certain exceptions, conditions and exempt issuances.

Furthermore, the Investor Rights Agreement restricts the Company, without the DoW’s prior written approval, from being owned or controlled by, transferring property to, or otherwise doing business with any Restricted Entity (as defined in the agreement), subject to specified exceptions. The Company and its subsidiaries must also maintain commercially reasonable compliance procedures and use reasonable best efforts to maintain a shareholder rights plan or similar arrangement designed to prevent a Restricted Entity, or a group including a Restricted Entity, from acquiring 10% or more of the Company’s outstanding Common Stock. See “Restricted Entity Compliance Plan” below for more information on the shareholder rights plan adopted by the Company to comply with the terms of the Investor Rights Agreement.

At any time after the DoW Investors no longer own any Class A Preferred Stock but continue to own at least 25% of the Warrants (or the Common Stock issued upon exercise of the Warrants), the DoW will have the right to (i) designate for nomination to the Board of Directors one independent third-party director, who meets certain qualification as set forth in the Investor Rights Agreement and (ii) designate one additional representative to attend all meetings of the Board of Directors (and any committees thereof) in a non-voting observer capacity, subject to certain requirements and exceptions. For so long as the DoW Investors have a right to designate an Independent Director, the Board of Directors (or any committee thereof) will appoint the Independent Director for membership on the Audit Committee and Compensation Committee of the Company in accordance with Nasdaq rules and SEC rules and regulations. If the Independent Director is not permitted by Nasdaq rules and SEC rules and regulations to be a member of the Audit Committee or the Compensation Committee, the Independent Director shall attend all meetings of the Audit Committee or the Compensation Committee, as applicable, in a strictly non-voting observer capacity. The removal of the DoW Board Observer will only be permitted upon the written request of the DoW. The removal of the Independent Director will only be permitted in accordance with the Company’s Second Amended and Restated Certificate of Incorporation and Delaware law.

Additionally, the Investor Rights Agreement allows the DoW Investors or an Authorized Government Official to submit a written notice on its behalf (an “Activation Notice”) to the Company exercising its ability to, on commercially reasonable, arm’s-length terms, including pricing terms substantially consistent with then-prevailing market conditions, designate up to one hundred percent (100%) of production capacity of the Projects, and to the extent reasonably necessary to satisfy such requirement, the corresponding production, processing, storage, loading, transportation coordination, inventory management and deliver capacity associated with the applicable Projects (collectively, the “Emergency Allocation Right”). An Activation Notice is only permitted to be issued if an Authorized Government Official (as defined in the Investor Rights Agreement) determines in writing that the Project Products are required to support national defense, war, armed conflict, military contingency operations, industrial mobilization, emergency preparedness, or response to a national emergency, and that exercise of the Emergency Allocation Right is necessary or advisable to ensure timely availability of the applicable Project Products.

The receipt of an Activation Notice supersedes the Company’s obligations to third-party customers with respect to the affected production capacity of the Projects, except to the extent prohibited by applicable law, provided that (1) the Company uses its best efforts to obtain any exemption, license, or waiver required to eliminate such prohibition and promptly notifies the DoW Investors of any such prohibition and the actions being taken to remove it; (2) the Company ceases entering into new commitments that would conflict with the volumes specified in the Activation Notice; (3) the Company takes all actions reasonably necessary to redirect, defer, unwind, cancel, swap, or reassign previously committed volumes so as to maximize delivery to the DoW Investors or its designee(s); (4) the Company prioritizes performance for the DoW Investors in all production, storage, handling, and logistics scheduling; (5) the Company does not assert that conflicting commercial commitments excuse performance to the extent such commitments were entered into contrary to the Investor Rights Agreement; and (6) the Company provides an initial response acknowledging the Activation Notice within 24 hours and a preliminary implementation plan within 3 Business Days. The Company’s obligations under the Investor Rights Agreement shall not be conditioned upon, or delayed by, the Company’s acknowledgment or provision of an implementation plan.

Furthermore, the DoW Investors, subject to certain qualifiers, will reimburse the Company reasonable and documented out-of-pocket costs incurred as a direct result of an Activation Notice. The Company may request up to $250,000 for any single expense or up to $2,500,000 in aggregate per issued activation notice. In the event that resulting out-of-pocket expense are in excess of either of the aforementioned amount the Company may request additional reimbursements to be approved by an Authorized Government Official, which approval may or may not be granted.

The foregoing descriptions of the Class A Certificate of Designations, the Penny Warrant, the Strike Price Warrant, the Investment Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the transactions contemplated thereby and the securities issued or issuable pursuant thereto are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of the relevant agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 3.1, Exhibits 4.1 and 4.2 and Exhibits 10.1-10.3, respectively, and which are incorporated herein by reference.

Restricted Entity Compliance Plan

On September 14, 2026, the Company entered into a Restricted Entity Compliance Plan (the “Restricted Entity Compliance Plan” or the “Plan”) with Continental Stock Transfer & Trust Company, as rights agent. In connection therewith, the Board of Directors declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of the Company’s Common Stock. The dividend is payable on September 24, 2026, to stockholders of record as of the close of business on such date (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below). The terms used in this section but not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

The Board of Directors adopted the Plan in connection with the entry into by the Company of the DoW Transaction Documents, pursuant to which, among other things, the Company agreed to use its reasonable best efforts to maintain in effect the Plan or a substantially similar arrangement to prevent any Restricted Entity (as defined in the Investor Rights Agreement) from acquiring beneficial ownership of 10% or more of the Company’s outstanding Common Stock.

Other than with respect to Restricted Entities, the Plan does not impact the ability of any person from acquiring shares of the Company’s Common Stock or making offers to acquire, merge or combine with the Company.

The following is a general description of the terms of the Rights, the Class B Preferred Stock (as defined below) and the Plan. This description is qualified in its entirety by the full text of the Certificate of Designations of the Class B Preferred Stock (the “Class B Certificate of Designations”) and the Plan, which are included as Exhibits 3.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The Rights. The Board of Directors authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the Redemption Date or the Expiration Date of the Rights, as described below.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Class B Junior Participating Preferred Stock, par value $0.001 per share (“Class B Preferred Stock”), for $86.00 per share, subject to adjustment under certain conditions (the “Purchase Price”), once the Rights become exercisable.

Exercisability. The Rights will not be exercisable until:

●	10 business days after the public announcement that a Restricted Entity has become an “Acquiring Person” (as defined in the Plan) by obtaining beneficial ownership of 10% or more of the outstanding Common Stock, or, if earlier;

●	10 business days (or a later date determined by the Board of Directors before any person or group becomes an Acquiring Person) after a Restricted Entity Commences (as defined in the Plan) a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Company’s Common Stock certificates or, in the case of uncertificated shares, notations in the book-entry account system, will evidence the Rights. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or book-entry shares will also constitute the transfer of the associated Rights. After the Distribution Date, the Rights will separate from the Common Stock and be evidenced by Right certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person will be void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

●	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or any associate or affiliate thereof may, upon exercise of a Right, purchase for the Purchase Price shares of Common Stock with a market value of two times the Purchase Price, based on the market price of the Common Stock prior to such acquisition. If the Company does not have a sufficient number of shares of Common Stock available, the Company may under certain circumstances substitute Class B Preferred Stock or other securities or property for the Common Stock into which the Rights would have otherwise been exercisable.

●	Exchange. After a person or group becomes an Acquiring Person, the Board of Directors may extinguish all or a portion of the Rights by exchanging one share of Common Stock, or such greater number as shall be sufficient to ensure that immediately following such exchange, the beneficial ownership of each Acquiring Person, together with its Affiliates and Associates, shall be less than 10% of the outstanding Common Stock, for each Right, other than Rights held by the Acquiring Person.

Class B Preferred Stock Provisions.

Each one one-thousandth of a share of Class B Preferred Stock, if issued:

●	will not be redeemable.

●	will entitle the holder to quarterly dividend payments equal to the dividend paid on one share of Common Stock.

●	will entitle the holder upon liquidation to receive either $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater.

●	will have one vote and vote together with the Common Stock, except as required by law.

●	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a payment equal to the payment made on one share of Common Stock.

●	The value of one one-thousandth interest in a share of Class B Preferred Stock should approximate the value of one share of Common Stock.

Expiration. The Rights will expire upon the termination, in accordance with the terms thereof, of the Investor Rights Agreement and any other material agreements between the Company or its Subsidiaries, on the one hand, and the DoW or other U.S. government agencies, as applicable, on the other, requiring the adoption or maintenance of the Plan (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Board of Directors as described below.

Redemption. The Board of Directors may redeem all but not less than all of the then-outstanding Rights at a redemption price of $0.001 per Right at any time before the earlier of the Final Expiration Date and the first date of public announcement that any person or group becomes an Acquiring Person. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted in the event of a stock split or stock dividends of the Common Stock.

Anti-Dilution Provisions. The Purchase Price, the number of shares of Class B Preferred Stock issuable and the number of outstanding Rights are subject to adjustment from time to time as set forth in the Plan to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split, or a reclassification of the Class B Preferred Stock or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. The terms of the Plan may be amended by the Board of Directors without the consent of the holders of the Rights except that after a person or group becomes an Acquiring Person, the Board of Directors may not amend the Plan in a way that adversely affects holders of the Rights.

Blue Moon Springer Project

Springer Project Binding Letter Agreement

On September 11, 2026, the Company entered into a binding letter agreement (the “Springer Agreement”) with Blue Moon Metals Inc., (“Blue Moon”), Blue Moon (Springer) Inc., a company organized under the laws of the State of Delaware and an affiliate of Blue Moon (“BM US”), and EQ Resources Limited, a company organized under the laws of Victoria, Australia (“EQ,” and together with the Company, Blue Moon, and BM US, the “Parties”), regarding a series of strategic transactions associated with Blue Moon’s Springer Tungsten Complex (“Springer”), located in Pershing County, Nevada. The transactions contemplated under the Springer Agreement include: (i) the formation of a joint venture entity (the “JV Entity”) among the Parties to restart, expand and operate the ammonium paratungstate plant located at Springer (the “APT Plant”), (ii) an equity investment by the Company into Blue Moon, (iii) the Company’s receipt of board representation in both Blue Moon and the JV Entity; (iv) a supply agreement for EQ and Blue Moon tungsten concentrate offtakes to the Springer APT Plant at market pricing, (v) a tungsten prepayment facility provided by the Company to Blue Moon, to be repaid through a credit against sales of concentrate from Springer, and (vi) a site sharing agreement between Blue Moon and the JV Entity, covering the land, buildings, utilities, water, and services arrangements between the JV Entity and Blue Moon (collectively, the “Springer Transactions”). The Parties expect to close the Springer Transactions within the next twelve calendar months.

The successful execution and consummation of the Springer Transactions are subject to numerous factors and conditions discussed under “General” below. The currently contemplated terms of the definitive agreements relating to the Springer Transactions are as follows:

APT Plant Joint Venture

The Parties intend to form the JV Entity to restart, expand and operate the APT Plant, with the Company initially owning a 70% equity interest in the JV Entity, Blue Moon owning 20%, and EQ owning the remaining 10% interest. In connection with the JV Entity formation, Blue Moon will cause BM US to grant an irrevocable and exclusive 99-year use and operating agreement to use and operate the APT Plant, all equipment and associated infrastructure contributed to the JV Entity at a value to be determined in the definitive agreement. The Company will provide an initial capital contribution of approximately $75 million to the JV Entity to bring the APT Plant into a fully operational posture and EQ will contribute its industry know-how, including overseeing engineering and project management, provision of ore sorting technology and certain off-take commitments. In the case of cost overrun in excess of the $75 million contributed by the Company, the Company and EQ will contribute up to an addition $25 million, in proportion to their respective JV Entity ownership interests, after which the Parties will contribute as needed on a pro-rata ownership basis. The initial board of directors for the JV Entity will be comprised of seven members, including four directors chosen by the Company, two directors chosen by Blue Moon, and one director chosen by EQ. The Company will operate and control the JV Entity.

Equity Investment in Blue Moon

The Company has agreed to purchase, and Blue Moon has agreed to issue and sell, new equity in Blue Moon comprised of 3,500,000 units (the “Units”), within forty-five (45) calendar days of September 14, 2026, with each Unit to be comprised of one common share of Blue Moon (“BM Share”) and one common share purchase warrant (“BM Warrant”) at a price per unit of CAD 10.00 (the “BM Investment”). Subject to regulatory approval, each BM Warrant shall have an exercise price equal to CAD 10.80 per common share. The BM Warrants will be exercisable for three years from the date of issuance. As part of the BM Investment, the Company and Blue Moon will enter into an investor rights agreement providing the Company with customary pro-rata equity participation rights in future Blue Moon financings and the board representation rights described below. The BM Investment is a binding commitment between the Company and Blue Moon.

Proceeds of the BM Investment will be limited to use solely in connection with the development of the projects being undertaken at Springer, with all mine and mill proceeds to be earmarked for tungsten development purposes only. Blue Moon will not apply any portions of the BM Investment proceeds to activities unrelated to Springer without the prior written consent of the Company. The Company will have audit rights to confirm Blue Moon’s compliance with the use of proceeds restrictions.

Board Representation

In connection with the BM Investment, the Company will receive the right to nominate one director (the “Company Nominee”) to Blue Moon’s board of directors. The Company’s board nomination right will continue for so long as the Company holds at least forty percent (40%) of the Blue Moon equity acquired by the Company in the BM Investment. If the Company Nominee resigns, is not elected, or the seat is otherwise vacant, the company may appoint a non-voting board observer to the board of Blue Moon until such time as the seat is filled by a new Company Nominee.

EQ and Blue Moon Offtake Agreements

Each of Blue Moon and EQ will enter into offtake agreements with the JV Entity (the “Blue Moon Offtake Agreement” and the “EQ Offtake Agreement,” respectively) to govern the purchase of tungsten concentrate by the JV Entity. The Blue Moon Offtake Agreement will obligate the JV Entity to use its best efforts to take tungsten concentrate produced from the mill and mine at Springer (the “Springer Concentrate”).

Tungsten Prepayment Facility

As part of the BM Investment, the Company will provide Blue Moon’s group with a prepayment facility in the aggregate principal amount of approximately $50 million (the “Tungsten Prepayment Facility”), to be funded in two tranches as follows: (i) the first tranche, in the amount of $25 million (“Tranche 1”, shall be funded at the closing of the Tungsten Prepayment Facility; (ii) the second tranche, in the amount of $25,000,000 (“Tranche 2”), will be funded upon completion of milestones to be set forth in the definitive agreements, aligned with Blue Moon’s readiness covenants relating to Springer’s mine, mill, and flotation circuit, and, if test work is favorable, ore sorting progress. Tranche 2 will be funded only upon satisfactory completion of the construction milestones applicable to Tranche 1, as mutually determined by the Parties. The Tungsten Prepayment Facility will be repaid through a twenty-five percent (25%) credit against sales of Springer Concentrate until the outstanding balances of Tranche 1 and Tranche 2 have both been fully retired, and no interest shall accrue on amounts outstanding thereunder except in the event of default. Security on the Tungsten Prepayment Facility will be covered by a dedicated bank account and over Springer Concentrate.

In connection with the Tungsten Prepayment Facility, the Company has agreed to issue Blue Moon warrants to purchase an aggregate of $25 million of shares of the Company’s Common Stock (the “Elmet Warrants”) within five business days of September 14, 2026. The Elmet Warrants will have a strike price equal to the greater of a five-day VWAP as of September 21, 2026, or the Nasdaq minimum price as determined under Nasdaq Rule 5635 at the time of issuance. The Elmet Warrants will expire three years from the date of issuance and will become exercisable starting six months from the date of issuance. We intend to enter into a securities purchase agreement with Blue Moon, pursuant to which the Elmet Warrants will be issued.

Springer Site Plan

The Springer Agreement contemplates Blue Moon and its U.S. affiliates (the “BM Group”) maintaining complete ownership and operation of the mine and mill at Springer, including holding all permits to operate at the site. The BM Group will additionally retain ownership of certain ancillary assets on behalf of the JV Entity, including, but not limited to, utilities interconnections, water rights, and tailings facilities. Blue Moon and the JV Entity will enter into a site master plan (the “Site Master Plan”), which will provide for, among other things, land allocation, buildings, roads and logistics, utilities and interconnections, water supply and storage, waste and tailings, lay down and receiving areas, solar, natural gas and other power generation, a potential scrap processing plant, and future expansion plans. The Site Master Plan will be subject to the approval of all Parties and will govern the development of Springer. The costs of preparation of the Site Master Plan will be shared between the JV Entity and Blue Moon based on the relative percentage of the APT Plant and its associated facilities to the entirety of Springer.

General

The Springer Agreement additionally contained customary representations and warranties of the Parties and will remain binding on the Parties until the earliest of (i) execution and delivery of the definitive documentation for the Transactions, (ii) mutual written agreement of the Parties to terminate the Springer Agreement, (iii) the definitive documentation for the Transactions having not been executed by the applicable Outside Date (as such term is defined in the Springer Agreement), and (iv) a material breach by any Party of its obligations under the Springer Agreement that remains uncured for a thirty (30) day period following written notice thereof. The closing of the Transactions (the “Springer Closing”) is conditioned upon several factors, including receipt of applicable third party and regulatory approvals, the accuracies of the representations and warranties of the Parties as of the applicable Springer Closing, the performance of each of the Parties under the Springer Agreement in all material respects, the satisfactory completion of due diligence by the Parties, the negotiation and execution of the definitive documentation for the Transactions, and the absence of a material adverse effect (as such term is defined in the Springer Agreement) having occurred with respect to a Party that is continuing as of the date of the Springer Closing.

The foregoing description of the Springer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Springer Agreement, a copy of which is attached hereto as Exhibit 10.4, and the terms of which are incorporated herein by reference. The Springer Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contracts among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. Investors are not third-party beneficiaries under the Springer Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

DLA Offtake Agreement

On September 11, 2026, the Company, through its wholly owned subsidiary, Elmet Technologies LLC, entered into an exclusive offtake agreement (the “DLA Offtake Agreement”) with The United States Defense Logistics Agency (the “DLA”) relating to an exclusive offtake arrangement for tungsten ores and concentrates and sodium tungstate. Pursuant to the DLA Offtake Agreement, the Company shall sell, upon the DLA’s request, a minimum of $150 million worth of tungsten ore and concentrate and sodium tungstate (the “Minimum Offtake Amount”) over the course of a five-year base ordering period, subject to an additional two-year option period, with such option being exercised at the DLA’s discretion. Delivery orders will be submitted to the Company through a request-for-proposal process, with each order subject to the Company’s review and acceptance. Each order shall then be delivered to the DLA within 48 months of the issuance of each respective delivery order. Upon the procurement of the Minimum Offtake Amount, the DLA, in its sole discretion, may purchase up to a maximum of $1.85 billion worth of additional tungsten ore and concentrate and sodium tungstate throughout the ordering period.

The DLA shall have the right to determine the source of the tungsten ore and concentrate and sodium tungstate, for which certain pre-determined sources have been agreed upon. The tungsten material supplied shall meet certain material and packaging specifications and will be subject to certain sampling and testing requirements prior to procurement of the tungsten material to the DLA.

The foregoing descriptions of the DLA Offtake Agreement and the transactions contemplated thereby are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of the DLA Offtake Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.5, and which is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On the Initial Closing Date, the Company issued 200,000 shares of Class A Preferred Stock and the Warrants to the Department of War. The offer and sale of the shares of Class A Preferred Stock and Warrants pursuant to the Investment Agreement, were made in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. Any shares of Common Stock deliverable upon exercise of the Warrants will be issued in reliance upon the exemption from registration in Section 3(a)(9) or Section 4(a)(2) of the Securities Act, respectively. Detailed descriptions of the Class A Preferred Stock and the Warrants are included in, and are incorporated into this Item 3.02 by reference to, Item 1.01 above.

Item 3.03. Material Modification to Rights of Security Holders.

On the Initial Closing Date, the Company issued 200,000 shares of Class A Preferred Stock to the Department of War. Holders of the Class A Preferred Stock have preferential rights on the distribution of the Company’s assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company over holders of Common Stock and any other series of preferred stock issued by the Company in the future. Furthermore, pursuant to the Class A Certificate of Designations and the Investor Rights Agreement, the DoW Investors, for as long as they are holders of Class A Preferred Stock, shall have the exclusive right to elect, as a separate class, one of the nine directors of the Company. Accordingly, holders of Common Stock shall cease to have the right to vote for or elect such director and will vote for and elect only eight of the nine directors.

In connection with the adoption of the Restricted Entity Compliance Plan, the Board of Directors approved the Class B Certificate of Designations designating 540,000 shares of Class B Preferred Stock. Pursuant to the Class B Certificate of Designations, the Board of Directors authorized the issuance of one Right with respect to each share of Common Stock outstanding on the Record Date. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights will accompany any new shares of Common Stock issued after the Record Date until the earlier of the Distribution Date, the redemption date or the expiration date of the Rights, as described in Item 1.01 above. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Class B Preferred Stock, for $86.00, subject to adjustment under certain conditions, once the Rights become exercisable.

More detailed descriptions of the Class A Preferred Stock and the Class B Preferred Stock are included in, and are incorporated into, this Item 3.03 by reference to Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bonus Award Agreement with Scott Knoll

On September 9, 2026, the Company and Scott Knoll, Executive Vice President, Corporate Strategy and member of the Board of Directors of the Company, entered into a Supplemental Market Capitalization Cash Bonus Award Agreement (the “Bonus Award Agreement”) pursuant to which Mr. Knoll shall be entitled to a special, one-time, performance-based cash bonus in recognition of his work developing and supporting strategic opportunities related to the DoW Transactions up to an aggregate of $3,000,000.

The cash bonus award will be based upon the Company’s average market capitalization over any consecutive ten trading day period between September 9, 2026 and April 23, 2027 (the “Measurement Period”). The cash bonus award shall be considered earned upon the end of the Measurement Period and is contingent upon Mr. Knoll’s continued employment with the Company through the end of the Measurement Period.

The foregoing description of the Bonus Award Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Award Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.6, and which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Initial Closing Date, the Company filed the Class A Certificate of Designations with the Secretary of State of the State of Delaware to establish and fix the terms of the Class A Preferred Stock. The Class A Certificate of Designations became effective upon filing.

Additionally, in connection with the adoption of the Restricted Entity Compliance Plan, the Board of Directors approved the Class B Certificate of Designations designating 540,000 shares of Class B Preferred Stock. The Company filed the Class B Certificate of Designations on September 14, 2026 with the Secretary of State of the State of Delaware and the Class B Certificate of Designations became effective on such date.

The full texts of the Class A Certificate of Designations and Class B Certificate of Designations are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference. More detailed descriptions of the Class A Preferred Stock and the Class B Preferred Stock are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated herein by reference. Such descriptions are qualified in their entirety by reference to the Class A Certificate of Designations and Class B Certificate of Designations.

Item 7.01. Regulation FD Information.

Press Releases

On September 14, 2026, the Company issued a press release announcing the DoW Transactions, the Restricted Entity Compliance Plan and the DLA Offtake Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On September 14, 2026, the Company issued a press release announcing the Springer Transactions. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

On September 14, 2026, the Company hosted an investor call where a presentation was given, a copy of the presentation is attached hereto as Exhibit 99.3.

The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information furnished in Item 7.01 of this Current Report on Form 8-K under the heading “Press Releases” as well as Exhibits 99.1-99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Risk Factors

The Company’s business, prospects, financial condition and results of operations, as well as the price of the Common Stock, can be affected by a number of factors, whether currently known or unknown, including those described in the section entitled “Risk Factors” our Registration Statement on Form S-1 (File No. 333-294725), as amended and supplemented (the “IPO Registration Statement”), and declared effective by the SEC on April 22, 2026 and Part II, Item 1A. “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended April 3, 2026 and July 3, 2026 (the “Form 10-Qs”). When any one or more of these risks materialize from time to time, the Company’s business, prospects, financial condition and results of operations, as well as the price of the Common Stock, can be materially and adversely affected.

The Company is supplementing the risk factors previously disclosed in the Company’s IPO Registration Statement and Form 10-Qs with the risk factors relating to the Transactions set forth below.

Risks Related to the DoW Transactions

While we have executed the DoW Transaction Documents with the Department of War and received funding thereunder, there can be no assurances that the authorization of and continued support for the transactions contemplated by the DoW Transaction Documents will not be modified, challenged or impaired in the future, which would have a material adverse effect on our business, prospects, financial condition and results of operations.

The DoW Transaction Documents contain representations by the DoW regarding its authority to enter into the DoW Transaction Documents and the availability of funds for the Initial Closing. Those representations were made solely for purposes of the Investment Agreement and should not be construed as a legal opinion, a representation by any other U.S. Government entity, or an endorsement of the Company, its securities, or its projects. The Parties’ respective obligations under the DoW Transaction Documents are subject to the terms of those agreements and applicable law. A dispute or legal or administrative challenge concerning the interpretation, validity, enforceability, or performance of the DoW Transaction Documents could materially adversely affect our business, prospects, financial condition and results of operations. No U.S. Government entity other than the DoW is a party to, or assumes obligations under, the DoW Transaction Documents. The DoW Transaction Documents contain affirmative covenants requiring the Company to take certain actions and negative covenants restricting the Company from taking certain actions. A failure by the Company to comply with those covenants could constitute an event of default under the DoW Transaction Documents. In that event, subject to the applicable terms of the DoW Transaction Documents, the DoW may exercise the remedies provided therein, which may include termination of one or more of the DoW Transaction Documents and redemption of the Class A Preferred Stock, any of which could materially adversely affect the Company’s business, results of operations and financial position.

The DoW Transaction Documents require the Company to make substantial investments in and commitments to specific aspects of our business, including, among others, the Springer Transactions. The Company received $200 million at the Initial Closing and expects to rely in part on the additional funding commitment provided for in the Investment Agreement to implement certain planned projects and its related business strategy. The Investment Agreement contemplates up to $250 million of additional preferred stock purchases during specified funding periods following the Initial Closing, subject to the Company’s exercise of its funding rights and the satisfaction or waiver of applicable closing conditions. Those conditions include, among other things, continuing congressional authorization or reauthorization for the contemplated investments and the availability of appropriations. If the subsequent closing does not occur when expected, including because applicable conditions are not satisfied or waived, the Company may need to seek alternate financing or modify the timing, scope, or sequencing of its planned projects. There can be no assurance that alternative financing would be available on acceptable terms, in a timely manner or at all. If the Company cannot obtain alternate financing when needed, it may be required to reduce costs, or delay, cancel, or scale back development projects. Further, historically, market prices for critical materials, such as tungsten, and their downstream products have been subject to a high degree of volatility. Because many of our products may be designed to satisfy DoW specifications and requirements, our products may not find customers in the commercial marketplace, and our profitability may be materially adversely impacted if we are unable to identify alternative sales channels, which could have a material adverse impact on our business, prospects, financial condition and results of operations.

Our operations are subject to extensive federal, state, local and other regulatory requirements. If applicable laws or regulations are interpreted or enforced in a manner adverse to us, we may be subject to enforcement actions, penalties, exclusion, and other material limitations on our operations. Our obligations under, and the performance or termination of, the DoW Transaction Documents may affect our operations and strategic plans. The DoW Transaction Documents do not assure us of access to sources of supply, the receipt of permits and approvals, or action or assistance by any government entity except as expressly provided therein. We remain responsible for obtaining all permits, approvals, supply arrangements, and authorizations required for our operations and projects. A modification, termination or failure of performance under one or more of the DoW Transaction Documents could adversely affect our business, financial condition, and results of operations, and any remedies available to us would be subject to the applicable agreements and applicable law.

In addition, our performance under the DoW Transaction Documents may subject us to additional contractual and compliance requirements that could constrain our future business or otherwise adversely affect our financial results. We may be subject to heightened scrutiny of our business activities with both government and non-government customers, government audits, investigations, congressional scrutiny, inquiries about conflicts of interest, civil or criminal enforcement by the Department of Justice (including actions under the False Claims Act), exclusion or limitation on future government-funded opportunities, suspension, debarment, and other administrative remedies.

An event of default or Liquidation Event under the DoW Transaction Documents could require us to redeem all, or a portion of, the outstanding Class A Preferred Stock, which could have a material adverse effect on our business, liquidity, financial condition and results of operations.

Upon the occurrence of an event of default or Liquidation Event under the DoW Transaction Documents, each of the holders of Class A Preferred Stock may, in its sole discretion, require the Company to redeem all, or any portion, of its outstanding shares of Class A Preferred Stock in accordance with the terms of the Class A Certificate of Designations. Any such redemption obligation could require the Company to use a significant portion of its available cash or obtain additional financing, which may not be available on favorable terms or at all. If the Company fails to pay the applicable redemption price when due, such failure will constitute an event of default under the DoW Transaction Documents. The resulting reduction in our liquidity and available capital, or an event of default under the DoW Transaction Documents, could materially adversely affect our ability to fund our operations and meet our other obligations and could have a material adverse effect on our business, financial condition and results of operations.

The DoW Transaction Documents contain affirmative and negative covenants that may restrict our ability and the ability of our subsidiaries to take actions management believes are important to our long-term strategy, and therefore could have a material adverse effect on our business, prospects, financial condition, or results of operations.

The DoW Transaction Documents contain affirmative covenants requiring us to take certain actions and negative covenants restricting our ability to take certain actions. The affirmative covenants impose obligations on us with respect to, among other things, (i) own or hold valid licensed rights to use all intellectual property and technology material to the Projects; (ii) maintain, prosecute and defend all material registrations and applications included in the intellectual property material to the Projects, and use commercially reasonable efforts to preserve the confidentiality of all material trade secrets and know-how included in the intellectual property material to the Projects; and (iii) comply in all material respects with all applicable export control and technology-transfer laws. The negative covenants in the DoW Transaction Documents restrict us with respect to, among other things, (i) authorize, create or issue any additional equity securities, or any securities convertible into or exercisable for any equity securities, of the Company having rights, preferences or privileges senior to, or in parity with the Class A Preferred Stock; (ii) change the authorized number of directors of the Board of Directors (or the number of votes provided to each director); (iii) enter into any transactions with an affiliate of the Company pursuant to which the Company shall make any payment, sell, lease, transfer, or dispose of any of this properties or assets to, or purchase any property or assets from, or enter or amend any transaction or arrangement with, or for the benefit of, such affiliate of the Company involving aggregate value in excess of $120,000; (iv) knowingly issuing Common Stock to Restricted Entities (as defined in the Investor Rights Agreement) and person(s) from foreign jurisdictions other than certain permitted jurisdictions; (v) being owned or controlled by, transferring property to, or otherwise doing business with any Restricted Entity in violation of applicable law, subject to specified exceptions; and (vi) making any Restricted Payments (as defined in the Investor Rights Agreement).

Compliance with the affirmative and negative covenants contained in the DoW Transaction Documents could restrict our ability to take actions that management believes are important to our long-term strategy. If strategic transactions we wish to undertake are prohibited by the DoW Transaction Documents, our ability to execute our long-term strategy could be materially adversely affected, which could in turn have a material adverse effect on our business, prospects, financial condition, or results of operations.

The exercise of the Penny Warrant and Strike Price Warrant into shares of Common Stock would dilute the ownership position of existing common stockholders, and the subsequent sale of a substantial number of such shares of Common Stock in the public market, or the perception of such sales, could cause our stock price to decline.

The shares of Common Stock into which the Penny Warrant and Strike Price Warrant are initially exercisable collectively represent 24.84% of the Company’s issued and outstanding Common Stock as of the Initial Closing Date, without giving effect to the issuance of such shares. The Penny Warrant and Strike Price Warrant are exercisable at any time and from time to time after the date that is twelve (12) months after the Initial Closing Date, and the initial exercise prices of the Penny Warrant and Strike Price Warrant are equal to $0.001 and $15.92, respectively. At any time after the three-year anniversary of the Initial Closing Date, if the VWAP of the Company’s Common Stock exceeds 400% of the exercise price of the Strike Price Warrant for 20 consecutive trading days, the Warrants will be subject to a mandatory exercise, on a cashless basis, provided, that, the Company provides 20 calendar days’ prior notice, allowing the holders of the Warrants to exercise for cash. Any portion of the Warrants that remains unexercised upon their expiration shall be automatically exercised by means of a “cashless” exercise as set forth in the Warrants. As such, existing common stockholders may experience substantial dilution of their ownership positions.

Furthermore, the sale of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, including of the shares issuable upon exercise of Warrants, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock.

The financial, tax and accounting treatment of the DoW Transactions contemplated by the DoW Transaction Documents remains uncertain and subject to change.

Given both the novelty and complexity of the DoW Transactions, the Company’s initial analysis of the financial, tax and accounting implications of its commitments and obligations under the DoW Transaction Documents has not been completed and may take considerable time and require significant attention from management. Additionally, no assurance can be provided that this initial assessment will not require adjustment or amendment over time due to changes in tax law or regulations, accounting practices and requirements and unforeseen developments in the course of providing services and receiving cash flows relating to the DoW Transactions. The DoW Transaction Documents are also highly integrated, and certain of the obligations under each DoW Transaction Document are contingent upon or impacted by the terms and obligations of the others. If one or more of the DoW Transaction Documents, or one or more elements of the DoW Transactions, were to be altered, amended or terminated, management would need to assess the financial, tax and accounting implications of such changes, which could be significant, together with any related remedies available to the Company and the present condition of its business and operations. We are unable to predict, and may not be able to anticipate, either these changes or the impact thereof. Any of the foregoing may have a material adverse effect on our business, prospects, financial condition and results of operations, including, but not limited to, material changes to our financial outlook, recharacterizations, restatements or other modifications of our financial statements or adjustments to previously provided estimates or guidance.

Risks Related to the Blue Moon Springer Project

The Springer Transactions will require substantial investments by the Company, and we may not realize the anticipated benefits from these investments.

The Company will be making substantial investments in connection with the Springer Transactions, specifically the JV Entity and the BM Investment. The Company may not realize the anticipated strategic, operational or financial benefits of these investments, and the costs required to develop and operate the JV Entity, including but not limited to, the APT Plant, may exceed our expectations. We may also encounter difficulties in managing the JV Entity, aligning the interests of the JV Entity partners, achieving anticipated synergies and efficiencies, and retaining key personnel and business relationships. If the JV Entity and its operations or the BM Investment does not perform as anticipated, or if we are unable to realize the expected benefits of such investments, our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to the DLA Offtake Agreement

The Company may not realize the anticipated benefits of the DLA Offtake Agreement if it is unable to satisfy contractual requirements, achieve planned production levels, or deliver tungsten ore or concentrate or sodium tungstate in accordance with applicable specifications and timelines.

The Company’s ability to generate revenue and achieve the strategic benefits contemplated by the DLA Offtake Agreement depends on its ability to successfully develop, finance, construct, and operate its production facilities or contract for supply of tungsten ore and concentrate and sodium tungstate to meet contractual requirements, including volume commitments, delivery schedules, quality standards, and other performance obligations. Delays in project execution, permitting, financing, supply chain disruptions, technical challenges, or operational difficulties could impair the Company’s ability to fulfill its obligations under the DLA Offtake Agreement and could result in reduced purchases, contractual penalties, termination, or loss of anticipated commercial opportunities with the U.S. government or other industry participants.

The Defense Logistics Agency may modify, suspend, delay, or terminate the DLA Offtake Agreement, and government funding, policy priorities, or procurement decisions may change.

Offtake agreements with U.S. government entities may be subject to federal procurement requirements, appropriations, agency priorities, and contractual provisions that provide the government with certain rights not typically available in commercial agreements. Changes in government policy, legislation, administration priorities, funding availability, national security priorities, or procurement requirements could adversely affect the continuation, timing, scope, or economic terms of the DLA Offtake Agreement. Any reduction, delay, modification, or termination of the agreement could materially impact the Company’s expected revenues, business plans, and financial condition.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the forward-looking aspects of the DoW Transactions, including Subsequent Issuances, the intended use of proceeds of the DoW Transactions, the timing and consummation of future phases of the DoW Transactions, the Company’s and the Department of War’s future obligations related to the DoW Transactions, and the expected impact of the DoW Transactions on the Company’s business and the broader industry; the availability of government appropriations, funding and support for the DoW Transactions and the DLA Offtake Agreement; the availability of additional or replacement funding for our development projects and operations; the financial, tax and accounting assessment and treatment of the various obligations and commitments under the DoW Transaction Documents; our engagement with the industry and the government and outcomes related to this engagement; the price and market for critical materials, such as tungsten, the continued demand for critical materials, such as tungsten, and the market for critical materials, specifically tungsten, generally; future demand for tungsten and other critical materials; estimates and forecasts of the Company’s results of operations and other financial and performance metrics; the forward-looking aspects of the Springer Transactions, the formation of the JV Entity; the timing, size and completion of the BM Investment; representation of the Company on the board of directors of Blue Moon; the use of proceeds by Blue Moon received from the BM Investment; the entry into the Blue Moon Offtake Agreement and the EQ Offtake Agreement; the DLA Offtake Agreement and the Company and the DLA’s future obligations relating to the DLA Offtake Agreement; the Company’s market capitalization and the correlating eligibility of Mr. Knoll’s cash bonus award pursuant to the Bonus Award Agreement; and the potential cash payments to Mr. Knoll in connection with the Bonus Award Agreement. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

These forward-looking statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the timing and achievement of expected business milestones, including with respect to the Springer Transactions; the availability of appropriations from the legislative branch of the federal government and the ability of the Department of War to obtain funding and support for the DoW Transactions; the determination by the legislative, judicial or executive branches of the federal government that any aspect of the DoW Transactions was unauthorized, void or voidable; our ability to obtain additional or replacement financing, as needed; our ability to effectively assess, determine and monitor the financial, tax and accounting treatment of the DoW Transactions, together with our and the Department of War’s obligations thereunder; our ability to effectively use the proceeds and utilize the other anticipated benefits of the DoW Transactions as contemplated thereby; the ability of the JV Entity to bring the APT Plant into a fully operational posture and achieve the expected anticipated production from the APT Plant; the effective and proper use of the proceeds from the BM Investment by Blue Moon; changes in government policies, priorities, funding availability, or procurement requirements in connection with the DLA Offtake Agreement; delays in project development or production; difficulties achieving targeted production volumes or product specifications; the Company’s ability to effectively comply with the broader legal and regulatory requirements and heightened scrutiny associated with government partnerships and contracts; limitations on the Company’s ability to transact with non-U.S. customers; changes in trade and other policies and priorities in U.S. and foreign governments, including with respect to tariffs; fluctuations, variability and uncertainty in demand and pricing in the market for critical materials, including tungsten; volatility in the price of our Common Stock; and those risk factors discussed in the Company’s filings with the SEC, including the Company’s IPO Registration Statement, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the SEC.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, unless required by applicable law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, herewith:

Exhibit No.	Description
3.1	Certificate of Designations of Class A Redeemable Preferred Stock of The Elmet Group Co.
3.2	Certificate of Designations of Class B Junior Participating Preferred Stock of The Elmet Group Co.
4.1	Penny Warrant
4.2	Strike Price Warrant
4.3	Restricted Entity Compliance Plan
10.1+†#	Investment Agreement, dated September 11, 2026, by and between The Elmet Group Co. and the United States Department of War
10.2+	Registration Rights Agreement, dated September 14, 2026, by and between The Elmet Group Co. and the United States Department of War
10.3+†#	Investor Rights Agreement, dated September 14, 2026, by and between The Elmet Group Co. and the United States Department of War
10.4†	Binding Letter Agreement, dated September 11, 2026, by and among The Elmet Group Co., Blue Moon Metals Inc., Blue Moon (Springer) Inc. and EQ Resources Limited
10.5+†	DLA Offtake Agreement, dated September 11, 2026, by and between The Elmet Group Co. and The Defense Logistics Agency
10.6	Supplemental Market Capitalization Cash Bonus Award Agreement, dated September 9, 2026, by and between The Elmet Group Co. and Scott Knoll
99.1*	Press Release, dated September 14, 2026
99.2*	Press Release, dated September 14, 2026
99.3*	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.
+	Certain portions of this exhibit (indicated by “[*]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K.
†	Certain portions of this exhibit (indicated by “[**]”) have been omitted pursuant to Item 601(b)(10)(iv). The Company hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.
#	Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2026	The Elmet Group Co.

	By:	/s/ Peter V. Anania
	Name:	Peter V. Anania
	Title:	Chief Executive Officer and Chairman